UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]	Definitive Information Statement

MASSROOTS, INC.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

[X]	No fee required
[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which the transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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[ ]	Fee paid previously with preliminary materials
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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MASSROOTS, INC.

1624 Market Street, Suite 201

Denver, CO 80202

May 6, 2016

NOTICE OF ACTION BY WRITTEN

CONSENT OF MAJORITY SHAREHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A

PROXY. THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDERS’

MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Dear Shareholders:

We are furnishing this notice and the accompanying Information Statement to all holders of record of shares of common stock of MassRoots, Inc. (the “Company”) as of close of business on April 25, 2016 (“Record Date”), pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules promulgated by the U.S. Securities and Exchange Commission thereunder. The purpose of this Information Statement is to notify you that, by written consent, dated April 26, 2016, the holders of 60.83% of our outstanding shares of common stock of the Company, par value of $0.001, on the Record Date authorized or approved the following actions:

·	Grant the Board of Directors discretionary authority to amend the Company’s Amended And Restated Certificate Of Incorporation to effectuate a reverse stock split of the Company’s common stock, par value $0.001, at a ratio between 1-for-1.1 shares and 1-for-8 shares, to be determined later by the Board of Directors in its sole discretion;

·	Re-elect each of Isaac Dietrich, Stewart Fortier, Vincent “Tripp” Keber, Ean Seeb, and Terence Fitch as directors to serve on the Company’s Board of Directors until the next succeeding annual meeting of the Company and his successor is duly elected and qualified or until the earlier of his resignation, death or removal; and

·	Ratify the appointment of Liggett, Vogt & Webb P.A., to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

Your vote or consent is not requested or required. This is not a notice of special meeting of shareholders and no shareholders meeting will be held to consider any matter which is described herein. Our Board of Directors is not soliciting your proxy. Section 228 of the Delaware General Corporation Law and Article I, Section 10, of the Company’s By-Laws provide that any action required or permitted to be taken at an annual meeting of shareholders may be taken without a meeting if shareholders holding at least a majority of the voting power sign a written consent approving the action. The written consent of a majority of the outstanding shares of common stock of the Company is sufficient to approve these matters.

THE ACCOMPANYING INFORMATION STATEMENT IS BEING MAILED TO SHAREHOLDERS ON OR ABOUT MAY 6, 2016. WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                         By Order of the Board of Directors,

/s/ Isaac Dietrich

Isaac Dietrich

Chief Executive Officer

TABLE OF CONTENTS

GENERAL INFORMATION	1
OUTSTANDING SHARES AND VOTING RIGHTS	3
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	3
DIRECTORS AND EXECUTIVE OFFICERS	6
CORPORATE GOVERNANCE	10
COMPENSATION OF THE DIRECTORS AND EXECUTIVE OFFICERS	13
ACTION ONE REVERSE STOCK SPLIT OF THE COMPANY’S OUTSTANDING COMMON STOCK	21
ACTION TWO ELECTION OF DIRECTORS	26
ACTION THREE RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	28
OTHER MATTERS	31
FOR MORE INFORMATION	31
HOUSEHOLDING INFORMATION	31

INFORMATION STATEMENT

May 6, 2016

MASSROOTS, INC.

1624 Market Street, Suite 201

Denver, CO 80202

Telephone: (770) 784-4711

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

ABOUT THIS INFORMATION STATEMENT

GENERAL INFORMATION

This Information Statement (this “Information Statement”) has been filed with the United States Securities and Exchange Commission (the “SEC”) and is being mailed or otherwise furnished to the registered holders of the common stock, $0.001 par value (“Common Stock”), of MassRoots, Inc. (the “Company”), solely for the purpose of informing you, as one of our shareholders, in the manner required under Regulation 14(c) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that, upon approval by the Company’s Board of Directors (the “Board”) on April 26, 2016, the holders of a majority of the issued and outstanding shares of Common Stock (the “Majority Shareholders”) have executed a written consent approving the corporate actions described herein (the “Written Consent”). The Record Date for determining the shareholders entitled to receive this Information Statement was April 25, 2016, at which time the Company had 48,486,585 shares of Common Stock issued and outstanding. The Common Stock represents the only voting securities of the Company.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 was filed with the SEC on March 30, 2016 (the “2015 Annual Report”) is available on the Company’s website (www.massroots.com/investors) or upon request by contacting us at MassRoots, Inc., 1624 Market Street, Suite 201, Denver, CO 80202; Attn: Investor Relations. The following questions and answers provide information about this Information Statement. All references to “we,” “us,” “our,” “the Company,” “MassRoots” or similar terms in this information statement refer to MassRoots, Inc.

Why have I received these materials?

Pursuant to Section 14 of the Exchange Act, we are required to provide this Information Statement to all holders of our voting stock as of April 25, 2016 (the “Record Date”), to inform them that on April 26, 2016, the Majority Shareholders, by the Written Consent, took certain actions that normally require a meeting of shareholders, as permitted under our By-Laws and Delaware law.

This Information Statement is being provided to you because you are a holder of our Common Stock as of the Record Date. As of the Record Date, 48,486,585 shares of Common Stock were issued and outstanding and no shares of preferred stock were issued or outstanding.

What actions did the majority of shareholders approve or authorize?

The Majority Shareholders approved and/or authorized the following actions by the Written Consent:

1.	Grant the Board of Directors discretionary authority to amend the Company’s amended and restated certificate of incorporation (the “RS Amendment”) to effectuate a reverse stock split of the Company’s Common Stock at a ratio between 1-for-1.1 shares and 1-for-8 shares (the “Reverse Stock Split”), to be determined at a later date by the Board of Directors in its sole discretion;
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2.	Re-elect each of Isaac Dietrich, Stewart Fortier, Vincent “Tripp” Keber, Ean Seeb, and Terence Fitch as directors to serve on the Company’s Board of Directors until the next succeeding annual meeting of the Company and his successor is duly elected and qualified or until the earlier of his resignation, death or removal; and
3.	Ratify of the appointment of Liggett, Vogt & Webb P.A., to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

Under the rules of the SEC, the above actions cannot become effective until at least 20 days a definitive Information Statement has been distributed to the shareholders of the Company.

How many votes were needed for the approval or authorization of these actions?

Directors are elected by the shareholders. Voting for the election of directors is non-cumulative, which means that a simple majority of the shares voting may elect all of the directors. The ratification of Liggett, Vogt & Webb P.A. as our independent registered public accounting firm, and the granting of the Board authority to file the RS Amendment, amending the the Amended and Restated Certificate of Incorporation of the Company to effectuate the Reverse Stock Split by written consent requires the affirmative vote or written consent of a majority of the shares present in person or by proxy, or, if by written consent, a majority of those shares entitled to vote at a meeting of shareholders.

Who Voted?

The following shareholders are the Majority Shareholders who voted unanimously for the proposals, making up a total of 60.83% of the total shares of Common Stock outstanding as of the Record Date:

Shareholder	Shares Voted	Affiliation with MassRoots
Isaac Dietrich	17,698,831	Chairman of Board, Chief Executive Officer, President, 10%+ Shareholder
Hyler Fortier	4,502,970	Brand Director of the Company
Stewart Fortier	3,675,976	Director, Chief Technology Officer
Tyler Knight	3,618,976	Senior Content Strategist of the Company

Is it necessary for me to do anything?

No. No other votes or written consents are necessary or required. Under the rules of the SEC, these actions cannot become effective until at least 20 days after a definitive Information Statement has been distributed to the shareholders of the Company.

No Dissenter’s Right of Appraisal

The Company’s shareholders do not have dissenter’s rights of appraisal in connection with any matters discussed in this Information Statement.

Who is paying for this Information Statement?

We, the Company, are paying for the costs of preparing and mailing this Information Statement.

NOTICE OF ACTIONS TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF SHAREHOLDERS HOLDING A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY IN LIEU OF AN ANNUAL MEETING OF THE SHAREHOLDERS.

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OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company's authorized capital stock consisted of 200,000,000 shares of Common Stock, of which 48,486,585 shares of Common Stock were issued and outstanding.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the Company’s shareholders. However, because the Majority Shareholders have voted in favor of the foregoing proposals by resolution dated April 26, 2016, and having sufficient voting power to approve such proposals through their ownership of Common Stock, no other shareholder consents will be solicited in connection with this Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of Common Stock by: (i) each director, (ii) each of the executive officers of the Company, (iii) all current directors and executive officers as a group, and (iv) each shareholder known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock.

Each of the Company’s outstanding convertible debentures, convertible notes and warrants to purchase Common Stock include a provision which prevents the Company from effecting any conversion or exercise of the respective debenture, note or warrant, to the extent that, as a result of such conversion or exercise, the holder beneficially owns more than 4.99%, in the aggregate, of the issued and outstanding shares of the Company's Common Stock calculated immediately after giving effect to the issuance of shares of Common Stock upon the conversion or exercise (collectively, the “4.99% Blocker”).

Unless otherwise indicated in the footnotes to the table, all information set forth in the table is as of April 25, 2016, and the address for each director and executive officer of the Company is: c/o MassRoots, Inc., 1624 Market Street, Suite 201, Denver, CO 80202. The addresses for the greater than 5% shareholders are set forth in the footnotes to this table.

	Number of Shares Beneficially Owned (1)			Percentage Outstanding (2)
Directors and Officers
Isaac Dietrich	17,703,831	(3)		36.51%	(3)
Stewart Fortier	3,685,976	(4)		7.60%	(4)
Daniel Hunt	467,500	(15)		0.96%
Ean Seeb	295,000	(12)		0.61%
Vincent “Tripp” Keber	250,000	(13)		0.52%
Terence Fitch (17)	149,998	(18)		0.31%
Jesus Quintero	100,000	(19)		0.21%

All directors and executive officers as a group (7 persons)	22,652,305			46.17%

5% Shareholders
Douglas Leighton (5)	10,242,144		(6)	18.31%	(7)
Michael Novielli (8)	7,542,375		(9)	13.73%	(7)
Dutchess Opportunity Fund II, LP (10)	6,792,375		(11)	12.53%	(7)
Hyler Fortier (14)	4,502,970			9.29%
Tyler Knight (16)	3,618,976			7.46%

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(1)	The Company believes that each shareholder has sole voting and investment power with respect to the shares of common stock listed, except as otherwise noted. The number of shares beneficially owned by each shareholder is determined under the rules of the SEC, and the information is not necessarily indicative of ownership for any other purpose. Under these rules, beneficial ownership includes (i) any shares as to which the person has sole or shared voting power or investment power and (ii) any shares which the individual has the right to acquire within 60 days after April 25, 2016 through the exercise of any stock option, warrant, conversion of preferred stock or other right, but such shares are deemed to be outstanding only for the purposes of computing the percentage ownership of the person that beneficially owns such shares and not for any other person shown in the table. The inclusion herein of any shares of common stock deemed beneficially owned does not constitute an admission by such shareholder of beneficial ownership of those shares of common stock.

(2)	Based on 48,486,585 shares of common stock issued and outstanding as of April 25, 2016.

(3)	The 17,703,831 shares of common stock include (i) 17,698,831 shares of common stock; and (ii) 5,000 shares of common stock issuable upon exercise of our $1 warrants. These are aggregated without regard to the 4.99% Blocker and the percentage outstanding calculated without regard to the 4.99% Blocker. With regard to the 4.99% Blocker, the amount beneficially owned would be 17,698,831 shares, which would be equal to 36.51% of the Company’s outstanding shares.

(4)	The 3,685,976 shares of common stock include (i) 3,675,976 shares of common stock; and (ii) 10,000 shares of common stock issuable upon exercise of our $1 warrants. These are aggregated without regard to the 4.99% Blocker and the percentage outstanding calculated without regard to the 4.99% Blocker. With regard to the 4.99% Blocker, the amount beneficially owned would be 3,765,976 shares, which would be equal to 7.60% of the Company’s outstanding shares

(5)	Douglas Leighton resigned from the Company’s Board of Directors as of March 25, 2014. His address is as follows: 50 Commonwealth Ave., Suite 2 Boston, MA 02116.

(6)	The 10,242,144 shares of our common stock, aggregated without regard to the 4.99% Blocker, includes (i) 923,371 shares of our common stock held of record by Mr. Douglas Leighton; (ii) 771,398 shares of our common stock held of record by Bass Point Capital, LLC (of which Mr. Leighton, as Managing Member, has sole voting power and dispositive control); (iii) 1,000,000 shares of our common stock issuable to Bass Point Capital, LLC upon exercise of our $0.001 warrants; (iv) $109,100 in convertible debentures held by Dutchess (which Mr. Leighton and Michael Novelli, as Managing Members, have shared voting power and dispositive control), convertible into 1,091,000 shares of our common stock; (v) 2,963,659 shares of our common stock issuable to Dutchess upon exercise of our $0.001 warrants; (vi) 2,594,500 shares of our common stock issuable to Dutchess upon exercise of our $0.40 warrants; (vii) 143,216 shares of our common stock held by Dutchess; (viii) $50,000 of convertible debentures held by Azure Capital, LLC (of which Mr. Leighton, as Managing Partner, has sole voting power and dispositive control), convertible into 500,000 shares of our common stock; (ix) 250,000 shares of our common stock issuable to Azure Capital, LLC upon exercise of our $0.40 warrants; and (x) 5,000 shares of our common stock held in a retirement account of Mr. Leighton.

(7)	Each of the convertible debentures and warrants to purchase shares of our common stock held of record and beneficially by Dutchess, Mr. Leighton and Mr. Novelli contain the 4.99% Blocker. Amounts shown in the table, however, are calculated without regard to the 4.99% Blocker. As of the date noted above, inclusive of the 4.99% Blocker, Dutchess, Mr. Leighton and Mr. Novelli beneficially own 4.99%, 4.99% and 4.99%, respectively, of our issued and outstanding common stock.

(8)	Michael Novelli’s address is as follows: c/o Dutchess Global LLC, 1110 Rt. 55, Suite 206, LaGrangeville, NY 12540.

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(9)	The 7,542,375 shares of our common stock, aggregated without regard to the 4.99% Blocker, includes (i) $109,100 in convertible debentures held by Dutchess (which Mr. Douglas Leighton and Mr. Michael Novelli, as Managing Members, have shared voting power and dispositive control), convertible into 1,091,000 shares of our common stock; (ii) 2,963,659 shares of our common stock held by Dutchess issuable upon exercise of our $0.001 warrants; (iii) 2,594,500 shares of our common stock issuable to Dutchess upon exercise of our $0.40 warrants; (iv) 143,216 shares of our common stock held by Dutchess; (v) $50,000 in convertible debentures held by Dutchess Global Strategies Fund, LLC (which Mr. Novelli, as Managing Member, has sole voting power and dispositive control), convertible into 500,000 shares of our common stock; and (vi) 250,000 shares of our common stock issuable to Dutchess Global Strategies Fund, LLC upon exercise of our $0.40 warrants.

(10)	Dutchess’ address is as follows: Dutchess Opportunity Fund, II, LP 50 Commonwealth Ave., Suite 2 Boston, MA 02116.

(11)	Each of Mr. Michael Novielli and Mr. Douglas Leighton, as Managing Partners of Dutchess, has voting power and dispositive control over these shares. The 6,792,375 shares of common stock are aggregated without regard to the 4.99% Blocker and include (i) $109,100 in convertible debentures convertible into 1,091,000 shares of our common stock; (ii) 2,963,659 shares of our common stock issuable upon exercise of our $0.001 warrants; (iii) 2,594,500 shares of our common stock issuable upon exercise of our $0.40 warrants; and (iv) 143,216 shares of our common stock.

(12)	Mr. Seeb’s 295,000 shares of common stock consists of (i) 250,000 shares common stock held by Denver Relief Consulting, which is controlled by Mr. Seeb, (ii) 30,000 shares of common stock held by E-3 Events, which Mr. Seeb shares a 1/3 interest in, and (iii) 15,000 shares of common stock issuable upon exercise of our $1 warrants, also held by E-3 Events. These amounts do not include the underlying shares related to options to purchase 750,000 shares of our common stock held by Mr. Seeb which had not yet vested on April 25, 2016 and were not exercisable within 60 days of such date, and/or contained conditions preventing their exercise.

(13)	Mr. Keber’s 250,000 shares of common stock consists of (i) 250,000 shares common stock held by Dixie Holdings LLC, which is controlled by Mr. Keber. These amounts do not include the underlying shares related to options to purchase 750,000 shares of our common stock held by Mr. Keber which had not yet vested on April 25, 2016 and were not exercisable within 60 days of such date, and/or contained conditions preventing their exercise.

(14)	Ms. Fortier is the Company’s Director of Branding, a non-executive position for the purposes of Item 401 of Regulation S-K, and, until June 2015, was the Company’s Chief Operations Officer. Her address is: c/o MassRoots, Inc., 1624 Market Street, Suite 201, Denver, CO 80202.

(15)	Mr. Hunt’s 467,500 shares of common stock consists of (i) 330,000 shares of common stock; (ii) 37,500 shares of common stock issuable upon exercise of our $0.40 warrants; and (iii) options to purchase 100,000 shares of our common stock which had vested on April 25, 2016 or were exercisable within 60 days of such date. These amounts do not include the unvested grants of 100,000 shares of restricted stock and the underlying shares related to options to purchase 800,000 shares of our common stock held by Mr. Hunt which had not yet vested on April 25, 2016 and were not exercisable within 60 days of such date, and/or contained conditions preventing their exercise.

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(16)	Mr. Knight is the Company’s Senior Content Strategist, a non-executive position for the purposes of Item 401 of Regulation S-K, and, until December 2015, was the Company’s Director and Chief Marketing Officer. His address is: c/o MassRoots, Inc., 1624 Market Street, Suite 201, Denver, CO 80202.

(17)	Mr. Fitch joined the Company’s Board of Directors on December 9, 2015.

(18)	Mr. Fitch’s 149,998 shares of common stock consists of (i) 100,000 shares common stock held by Mr. Fitch and (ii) options held by Mr. Fitch to purchase 49,998 shares of our common stock which had vested on April 25, 2016 or were exercisable within 60 days of such date. These amounts do not include the underlying shares related to options to purchase 50,002 shares of our common stock held by Mr. Fitch which had not yet vested on April 25, 2016 and were not exercisable within 60 days of such date, and/or contained conditions preventing their exercise.

(19)	These amounts do not include the underlying shares related to options to purchase 100,000 shares of our common stock held by Mr. Quintero which had not yet vested on April 25, 2016 and were not exercisable within 60 days of such date, and/or contained performance-based conditions preventing their exercise.

DIRECTORS AND EXECUTIVE OFFICERS

The names and ages of our Directors and Executive Officers are set forth below. Our By-Laws provide for not less than one and not more than nine Directors comprising our Board. All Directors are elected annually by the shareholders to serve until the next annual meeting of the shareholders and until their successors are duly elected and qualified, or until the earlier of their resignation, death, or removal. The Company’s officers are elected by our Board.

Name	Age	Position and Term
Isaac Dietrich	23	Director and Chairman of the Board (Since 2013), Chief Executive Officer (Since 2013)

Vincent “Tripp” Keber	47	Director (Since 2014)

Stewart Fortier[1]	25	Director (Since 2014), Chief Technology Officer (Since 2013)

Ean Seeb	40	Director (Since 2014)

Terence Fitch	56	Director (Since 2015)

Daniel Hunt	22	Chief Operations Officer (Since 2015)

Jesus Quintero	54	Chief Financial Officer (Since 2014)

 1 Stewart Fortier and Hyler Fortier, our former Chief Operations Officer, are siblings.

Isaac Dietrich, Chief Executive Officer, Chairman of the Board and Director - Isaac Dietrich is the founder, CEO, and Chairman of the Board of MassRoots, each since our inception. He is responsible for executing our strategic business development. In June 2012, Mr. Dietrich co-founded RoboCent, Inc., a self-service call platform that reached $300,000 in revenue in its first 18 months, and previously served as its President. He also founded Tidewater Campaign Solutions, LLC, a Virginia Beach-based political strategy firm that was retained by more than 30 political campaigns and political action committees from January 2010 to December 2012. From February to December 2010, Mr. Dietrich served as Field Director for Congressman Scott Rigell’s campaign.

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In April 2012, Mr. Dietrich was a finalist for Peter Thiel’s 20 Under 20 Fellowship and was featured in the CNBC documentary “Transforming Tomorrow.” We believe Mr. Dietrich has the business experience in both scalable technology companies and political strategy to successfully lead the development and growth of the Company.

Vincent “Tripp” Keber, Director – Tripp Keber has served as a Director of MassRoots since 2014. Mr. Keber also is a co-founder, Director and Chief Executive Officer of Dixie Elixirs & Edibles, a Colorado licensed medical marijuana infused products manufacturer. He is a founding director of the National Cannabis Industry Association, and, since 2013, has served as a director of the Marijuana Policy Project. He is also an advisory board member of the Medical Marijuana Industry Group in Colorado. Mr. Keber also serves as a board member of American Cannabis Company (2014-current). In his current role as CEO of Dixie, Mr. Keber is responsible for the overall strategy, licensing, marketing, branding and expansion efforts related to the Dixie brand, both domestically and internationally.  Mr. Keber has been featured on CBS’s 60 Minutes and CNBC.

Prior to joining Dixie, Mr. Keber served as Chief Operating Officer for Bella Terra Resort Development Company, and EVP of Business Development for Sagebrush Realty Development. He has a BS in Political Science from Villanova University and currently resides in both Aspen and Denver, CO with his family. He is involved in several charitable organizations located within his community and assists in the research and development of cannabis support for veterans suffering from PTSD. As an experienced leader in the legal cannabis industry, we believe that Mr. Keber will use his experience and industry knowledge to help guide our leadership team.

Ean Seeb, Director – Ean Seeb has served as a Director of MassRoots since 2014. Mr. Seeb is also the co-owner and manager of Denver Relief Consulting LLC, a Colorado medical cannabis operation. As a founding partner of Denver Relief Consulting LLC and seasoned cannabis dispensary operator, Mr. Seeb has significant experience navigating complex legislation and regulatory demands unique to legal cannabis operations. Mr. Seeb also serves as a board member of Manna Molecular Sciences (2015-current). He serves as Chair of the National Cannabis Industry Association and holds leadership positions with charitable organizations focused on a range of social causes, from civil rights to sustainable volunteer farming. Mr. Seeb has been actively involved with non-profit groups for over two decades. His years of humanitarian experience lead Mr. Seeb to conceptualize and develop a cannabis-centric service organization called the Denver Relief GREEN TEAM in 2009. He holds a B.S. degree in Business Administration with an emphasis in Computer Information Systems from University of Northern Colorado. We believe that Mr. Seeb will use his experience and industry knowledge to help guide our leadership team.

Terence Fitch, Director - Terence Fitch has served as a Director of the Company since 2015. Mr. Fitch is a seasoned corporate executive with 23 years of marketing, sales, finance, manufacturing, supply chain and media experience. Mr. Fitch founded Drink Teck, LLC in 2013 and has served as its Chief Executive Officer since that time. Drink Teck LLC is a functional beverage company which uses liposome technology to cost-effectively formulate drinks for the consumer health and wellness sector. Prior to founding Drink Teck LLC, Mr. Fitch spent 3 years at Coca Cola Refreshments as Senior Vice President and General Manager. Before that, 18 years at, Coca-Cola Enterprises, where, from 2004 to 2010, he served as the Senior Vice President and General Manager of the Western Region and was responsible for a team of 13,500 sales, strategy, marketing, operations, manufacturing, supply chain and analytical professionals and accountable for over $4.2 billion in sales. From 1998 to 2002, Mr. Fitch acted as Division Vice President and General Manager for Coca-Cola Enterprises and, from 1994-1998, was the Regional Vice President of Sales and Marketing of the Gulf States for Coca-Cola Enterprises. Mr. Fitch has a Bachelor of Science in Marketing and Finance from Arizona State University. Mr. Fitch brings a strong understanding of financial reporting and corporate governance matters, along with expertise in corporate governance, enterprise risk management and strategic planning, which we believe will strengthen the Board’s collective qualifications, skills, and experience.

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Stewart Fortier, Chief Technology Officer, Director - Stewart Fortier is a co-founder and Director of MassRoots, and has served as Chief Technology Officer since our inception. Mr. Fortier is responsible for the development of our iOS application and technical strategy. He is a self-taught software developer with an interest in both entrepreneurship and technology. Prior to joining MassRoots, Mr. Fortier worked for a real estate development company in Washington, D.C., where he was responsible for the underwriting of commercial and multifamily acquisitions. Previously, Mr. Fortier served as a technical adviser to RoboCent, Inc. from June 2012 to April 2013.

Mr. Fortier holds a Bachelor of Arts in Economics and Religious Studies from the University of Virginia. We believe Mr. Fortier has the technical and business experience and skill to be successful in both his Chief Technology Officer and Director roles.

Daniel Hunt, Chief Operations Officer - Since June 2015, Daniel Hunt, has served as the Company’s Chief Operations Officer, responsible for overseeing the Company's daily operations, including marketing, sales, business development, staffing, processes and infrastructure. From July 2014 to June 2015, Mr. Hunt served as the Company's Vice President of Marketing, where he was responsible for the coordination and implementation of the Company’s marketing initiatives. From June 2011 to July 2014, Mr. Hunt served as Head of Business Development for SearchParty Music, a media production company in Massachusetts. Prior to joining the Company, Mr. Hunt attended James Madison University from 2012-2014, where he gained experience while supporting the operations of early-stage startups as a member of the Society of Entrepreneurs. Mr. Hunt also serves on the board of managers of Flowhub, LLC, a private cannabis point-of-sale company.

Jesus Quintero, Chief Financial Officer - Jesus Quintero joined MassRoots as its Chief Financial Officer in May 2014. From January 2013 to October 2014, Mr. Quintero also served as Brazil Interactive Media’s Chief Financial Officer. He has previously served as a financial consultant to several multi-million dollar businesses in Florida. Mr. Quintero has extensive experience in public company reporting and SEC/SOX compliance, and held senior finance positions with Avnet, Inc., Latin Node, Inc., Globetel Communications Corp. and Telefonica of Spain. His prior experience also includes tenure with PricewaterhouseCoopers and Deloitte & Touche. Mr. Quintero earned a B.S. in Accounting from St. John’s University and is a certified public accountant. He is fluent in English and Spanish, and conversant in Brazilian Portuguese.

Family Relationships

There are no family relationships among the directors and executive officers.

Legal Proceedings

We know of no pending proceedings to which any director, member of senior management, or affiliate is either a party adverse to us, or our subsidiaries, or has a material interest adverse to us or our subsidiaries. None of our executive officers or directors have (i) been involved in any bankruptcy proceedings within the last ten years, (ii) been convicted in or has pending any criminal proceedings (other than traffic violations and other minor offenses), (iii) been subject to any order, judgment or decree enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities or banking activity or (iv) been found to have violated any Federal, state or provincial securities or commodities law and such finding has not been reversed, suspended or vacated.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than 10% of our outstanding shares of Common Stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership in our Common Stock and other equity securities. Specific due dates for these records have been established, and we are required to report in this report any failure in 2015 to file by these dates. To the Company’s knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its fiscal year ended December 31, 2015, all filing requirements applicable to the Reporting Persons were timely met.

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Certain Relationships and Related Transactions

Except as described below (or within the sections entitled Compensation of The Directors and Executive Officers), no related party has, since the beginning of our last two fiscal years, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	any of our directors or officers;

•	any person who then beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of Common Stock; or

•	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the above persons.

On March 24, 2014, as part of Agreement and Plan of Reorganization, each of the Company’s shareholders surrendered their shares of the Company’s Common Stock in exchange for the pro-rata distribution of 36,000,000 newly issued shares of Company’s Common Stock, based on the percentage of the total shares of Common Stock held by the shareholder immediately prior to the exchange (the “Exchange”). Each of the below transactions reference such share amounts before and after such Exchange, where applicable.

On April 26, 2013, the Company approved the issuance of 15.25 shares of Common Stock (4,569,970 shares post-Exchange) to Isaac Dietrich, our Chief Executive Officer and Chairman, to repay $17,053 short term borrowing related to Mr. Dietrich’s payment of general Company expenses during the Company’s first months since inception and to compensate him for his services. Service expense of $112,505 was recognized due to the fair value of the shares in excess of the value of the short term borrowing. These shares were recorded as Common Stock to be issued and subsequently issued on the closing date of January 1, 2014.

On April 26, 2013, the Company approved the issuance of 3.75 shares of Common Stock (1,142,493 shares post-Exchange) to Hyler Fortier, our former Chief Operations Officer, in exchange for her services. The market value of the issued shares is $31,870 and is approximated to be the fair market value of the services received. These shares were recorded as Common Stock to be issued and subsequently issued on the Original Offering’s closing date of January 1, 2014.

On April 26, 2013, the Company approved the issuance of 3.00 shares of Common Stock (913,994 shares post-Exchange) to Stewart Fortier, our Chief Technology Officer, in exchange for his services. The market value of the issued shares is $25,496 and is approximated to be the fair market value of the services received. These shares were recorded as Common Stock to be issued and subsequently issued on the Original Offering’s closing date of January 1, 2014.

On April 26, 2013, the Company approved the issuance of 3.00 shares of Common Stock (913,994 shares post-Exchange) to Tyler Knight, our then Chief Marketing Officer, in exchange for his services. The market value of the issued shares is $25,496 and is approximated to be the fair market value of the services received. These shares were recorded as Common Stock to be issued and subsequently issued on the Original Offering’s closing date of January 1, 2014.

During the year ended December 31, 2013, the Company issued 72.06 stock options (21,954,137 shares post-Exchange) to directors and officers of the Company. In addition, options to purchase 42.81, 11.25, 9.0, and 9.0 shares (13,042,695, 3,427,478, 2,741,982 and 2,741,982 shares post-Exchange) of the Company’s Common Stock at $1.00 per share were issued to Mr. Dietrich, Ms. Fortier, Mr. Fortier, and Mr. Knight, respectively. The options vested through January 1, 2017 and contained an acceleration clause which was triggered on January 1, 2014 that caused all options to vest immediately. On January 1, 2014, each officer exercised all options held at that time.

On October 7, 2013, the Company entered into an agreement to issue as compensation for services provided a total of 2.94 Series A Preferred shares (895,715 common shares post-Exchange) with a market value of $24,998 to Douglas Leighton, the Company’s former director, for financial consulting services. The market value of the shares approximated the fair market value of services received. These shares were recorded as Series A Preferred Stock to be issued and subsequently issued on the Original Offering’s closing date of January 1, 2014 and exchanged for 895,715 common shares post-Exchange.

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As payment for consulting services provided in relation to the March 2014 Offering, we issued Dutchess a warrant exercisable into 4,050,000 shares of our Common Stock at $0.001 per share, and a warrant exercisable into 2,375,000 shares of our Common Stock at $0.40 per share on March 24, 2014. Dutchess is controlled by our former director, Douglas Leighton, and Michael Novielli. These warrants may be exercised any time after their issuance date through and including the third anniversary of their issuance date. The Company also granted registration rights to Dutchess covering all shares of Common Stock issuable upon the excise of the warrants.

On May 1, 2014, the Company issued 100,000 shares of Common Stock to Jesus Quintero at $0.01 per share in exchange for his services as the Company’s Chief Financial Officer for one year. These shares have a fair market value of $10,000.

On October 28, 2014, Isaac Dietrich and Stewart Fortier, our Chief Executive Officer and Chief Technology Officer, respectively, each participated in the Company’s private offering that took place beginning September 15, 2014 and continued until March 11, 2015, whereby Mr. Dietrich purchased $5,000 of the Company’s securities consisting of 10,000 shares of the Company’s Common Stock and warrants to purchase 5,000 shares at $1 per share, while Mr. Fortier purchased $10,000 of the Company’s securities consisting of 20,000 shares of the Company’s Common Stock and warrants to purchase 5,000 shares at $1 per share. On March 11, 2015, E3 Events, LLC, which is controlled by our Director, Ean Seeb, purchased $15,000 of the Company’s securities consisting of 30,000 shares of the Company’s Common Stock and warrants to purchase 15,000 shares at $1 per share. On March 10, 2015, Michael and Shelly Seeb, Mr. Seeb’s parents, as well as JEAP Partners, owned by Mr. Seeb’s father in law, participated in the Company’s private offering, purchasing $5,000 and $20,000 of the Company’s securities respectively. Each of these purchases were made on the same terms as other, non-affiliated investors.

We believe that each of the transactions set forth above was entered into on terms as fair as those that could be obtained from unaffiliated third parties.

Corporate Governance

Governance of Our Company

We seek to maintain high standards of business conduct and corporate governance, which we believe are fundamental to the overall success of our business, serving our shareholders well and maintaining our integrity in the marketplace. Our corporate governance guidelines and code of business conduct, together with our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and the charters for each of our Board committees, form the basis for our corporate governance framework. We also are subject to certain provisions of the Sarbanes-Oxley Act and the rules and regulations of the SEC. As described below, our Board has established three standing committees to assist it in fulfilling its responsibilities to the Company and its shareholders: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Our Board of Directors

Our Board currently consists of five members. The number of directors on our Board can be determined from time to time by action of our Board.

Our Board has decided that it would judge the independence of its directors by the heightened standards established by the NASDAQ Stock Market, despite the Company not being subject to these standards. Accordingly, the Board has determined that our three non-employee directors, including Ean Seeb, Terence Fitch, and Vincent “Tripp” Keber, each meet the independence standards established by the NASDAQ Stock Market and the applicable independence rules and regulations of the SEC, including the rules relating to the independence of the members of our Audit Committee and Compensation Committee. Our Board considers that a director is independent when the director is not an officer or employee of the Company or its subsidiaries, does not have any relationship which would, or could reasonably appear to, materially interfere with the independent judgment of such director, and the director otherwise meets the independence requirements under the listing standards of the NASDAQ Stock Market and the rules and regulations of the SEC.

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Our Board believes its members collectively have the experience, qualifications, attributes and skills to effectively oversee the management of our Company, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing our Company, a willingness to devote the necessary time to their Board and committee duties, a commitment to representing the best interests of the Company and our shareholders and a dedication to enhancing shareholder value.

Risk Oversight. Our Board oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our Board performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our company, our Board of Directors addresses the primary risks associated with those operations and corporate functions. In addition, our Board of Directors reviews the risks associated with our company's business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies. Each of our Board committees also coordinates oversight of the management of our risk that falls within the committee's areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors.

Shareholder Communications - Although we do not have a formal policy regarding communications with the Board, shareholders may communicate with the Board by writing to us at 1624 Market Street, Suite 201, Denver, CO 80202, Attention: Legal. Shareholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate. Please note that the foregoing communication procedure does not apply to (i) shareholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.

Board Committees

On December 9, 2015, our Board voted to create separate Audit, Nominating and Corporate Governance, and Compensation Committees of our Board. Before that time, we did not have any standing Audit, Nominating and Compensation Committees of the Board or committees performing similar functions. No meetings occurred during the year ended December 31, 2015 for any of our committees.

Audit Committee. The Audit Committee is comprised of three of our independent directors, Ean Seeb, Terence Fitch, and Vincent “Tripp” Keber, each of whom is able to read and understand fundamental financial statements, including our balance sheet, statements of operations, shareholders’ equity and cash flows. Mr. Fitch is the chairperson of the Audit Committee. The functions of the Audit Committee include the retention of our independent registered public accounting firm, reviewing and approving the planned scope, proposed fee arrangements and results of our Company’s annual audit, reviewing the adequacy of our Company’s accounting and financial controls and reviewing the independence of our Company’s independent registered public accounting firm. While the Company is not listed on the NASDAQ Stock Market, our Board has determined that each member of the Audit Committee is an “independent director” under the listing standards of the NASDAQ Stock Market and the applicable rules and regulations of the SEC. Our Board has also determined that each of Ean Seeb and Terence Fitch are an “audit committee financial expert” within the applicable requirements of the SEC. The Audit Committee is governed by a written charter approved by our Board, a copy of which is available on our website at https://massroots.com/investors. The charter complies with the applicable provision of the Sarbanes-Oxley Act and related rules of the SEC.

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Compensation Committee. The Compensation Committee is comprised of two of our independent directors Ean Seeb and Vincent “Tripp” Keber. Mr. Keber is the chairperson of the Compensation Committee. The functions of the Compensation Committee include the approval of the compensation offered to our executive officers and recommendation to the full Board of the compensation to be offered to our non-employee directors. While the Company is not listed on the NASDAQ Stock Market, our Board has determined that each member of the Compensation Committee is independent is accordance with the listing standards of the NASDAQ Stock Market, and the applicable rules of regulations of the SEC, including the additional requirements that apply to members of the Compensation Committee. In addition, the Compensation Committee evaluates the independence of each compensation consultant, outside counsel and advisor retained by or providing advice to the Compensation Committee. In addition, the members of the Compensation Committee each qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act and as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee is governed by a written charter approved by our Board, a copy of which is available on our website at https://massroots.com/investors.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is comprised of three of our independent directors, Ean Seeb, Terence Fitch, and Vincent “Tripp” Keber. Mr. Seeb is the chairperson of the Nominating and Corporate Governance Committee. The functions of the Nominating and Corporate Governance Committee include the identification, recruitment and nomination of candidates for our Board and its committees, making recommendations to our Board concerning the structure, composition and functioning of our Board and its committees (including the reporting channels through which our Board receives information and the quality and timeliness of the information), developing and recommending to our Board corporate governance guidelines applicable to our Company and annually reviewing and recommending changes (as necessary or appropriate), overseeing the annual evaluation of our Board’s effectiveness and performance, and periodically conducting an individual evaluation of each director. While the Company is not listed on the NASDAQ Stock Market, our Board has determined that each member of the Nominating and Corporate Governance Committee is an “independent director” under the listing standards of the NASDAQ Stock Market and the applicable rules and regulations of the SEC. The Nominating and Corporate Governance Committee is governed by a written charter approved by our Board, a copy of which is available on our website at https://massroots.com/investors.

Nominations of Directors

Until December 9, 2015, we did not have a standing nominating committee or a committee performing similar functions. Accordingly, until December 9, 2015, the Board of Directors served as our nominating committee.

The Board and the Nominating and Corporate Governance Committee have not promulgated any minimum qualifications that nominees must meet in order to be considered. In identifying individuals qualified to become members of our Board, our Nominating and Corporate Governance Committee will take into account all factors it considers appropriate, which may include experience, accomplishments, education, understanding of the business and the industry in which we operate, specific skills, general business acumen and the highest personal and professional integrity. Generally, our Board will first consider the current members of the Board of Directors because they meet the criteria listed above and possess an in-depth knowledge of the Company and our history, strengths, weaknesses, goals and objectives. Each of the current directors has specific experience and qualifications that led to the conclusion that such director should serve as a director on our Board. Due to the limited size of our Board, we do not have a diversity policy.

We believe that our directors should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of the shareholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment.

Shareholder Proposals

Our Amended and Restated By-Laws contains Article II, Section 5, which governs the submission of shareholder proposals:

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Under our By-Laws, for director nominations or other shareholder proposals to be considered properly brought before the meeting by a shareholder, such shareholder must have given timely notice and in proper form of his intent to bring such business before such meeting. To be timely, such shareholder’s written notice must be delivered to or mailed and received by the secretary of the Company not less than 90 calendar days nor more than 120 calendar days before the first anniversary of the date on which the Company held its annual meeting in the immediately preceding year (which was April 26, 2016); provided, however, that in the case of an annual meeting of shareholders that is called for a date that is not within 30 calendar days before or after the first anniversary date of the annual meeting of shareholders in the immediately preceding year, any such written proposal of nomination must be received by the Board of Directors not less than 10 calendar days after the date the Company shall have mailed notice to its shareholders of the date that the annual meeting of shareholders will be held or the date the Company issued a press release or otherwise publicly disseminated notice that an annual meeting of shareholders will be held and the date of the meeting. To be in proper form, a shareholder’s notice to the secretary must set forth:

i.	the name and address of the shareholder who intends to make the nominations, propose the business, and, as the case may be, the name, age, address and principal occupation or employment of the person or persons to be nominated for the last five years or the nature of the business to be proposed;

ii.	a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting, the number of shares of capital stock of the Corporation beneficially owned within the meaning of the SEC Rule 13d-3 and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or introduced the business specified in the notice;
iii.	if applicable, a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;
iv.	such other information regarding each nominee or each matter of business to be proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the Board; and

v.	if applicable, the consent of each nominee to serve as director of the Company if so elected.

The chairman of the Board may refuse to acknowledge the omination of any person or the proposal of any business not made in compliance with the above procedure.

Director Meetings

During the previous fiscal year, our Board of Directors has conducted all business pursuant to unanimous written consent. Our Audit Committee, Compensation Committee, and Nomination and Corporate Governance Committee were created by our Board on December 9, 2015 and have not yet held any meetings as of December 31, 2015. Because we have not previously held an annual shareholders’ meeting and completed all actions through written consent of our shareholders, our Board has not adopted a formal policy with regard to director attendance at annual meetings of shareholders.

COMPENSATION OF THE DIRECTORS AND EXECUTIVE OFFICERS

Named Executive Officers

Our “named executive officers” for the 2015 fiscal year consisted of the following individuals:

·	Isaac Dietrich, our President and Chief Executive Officer
·	Dan Hunt, our Chief Operations Officer

No other executive officers earned over $100,000 during the 2015 fiscal year.

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Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Chief Executive Officer and our two most highly compensated executive officers (the “named executive officers” listed above) at the end of our last fiscal year for all services rendered in all capacities to us during the years during which they served as executive officers. Where a named executive officer is also a director, all compensation relates to such individual’s position as an officer.

Name & Principal Position	Year	Salary $	Bonus $	Stock Awards (1) $	Option Awards (1) $	Non-Equity Incentive Plan Compensation $	All Other Compensation $	Total $
Isaac Dietrich Chief Executive Officer and President,	2015 2014	81,220 53,000	- -	- -	- -	- -	- -	81,220 53,000

Daniel Hunt Chief Operating Officer	2015	67,500	-	25,000 (2)(4)	245,951 (2)(3)	-	-	338,451

(1)	These amounts are the aggregate fair value of the equity compensation incurred by the Company for payments to executives during the fiscal year. The aggregate fair value is computed in accordance with FASB ASC Topic 718. The fair market value was calculated using the Black-Scholes options pricing model. Assumptions underlying the valuation of each specific award are included in Note 8 of our Financial Statements included in our Annual Report on Form 10-K filed on March 30, 2015 and included herein.
(2)	On January 1, 2015, the Company approved the issuance to Daniel Hunt of 50,000 shares of its common stock and 100,000 options to purchase shares of common stock at $0.50 per share pursuant to the 2014 Plan (defined below), which would vest over the period of one year on a monthly basis. As of December 31, 2015, all such options had vested. The fair market value of the options was determined to be $45,953 as calculated assuming approximately 2.17% risk-free interest, 0% dividend yield, 1.50% volatility, and expected term of 5.25 years. The fair market value of the stock awards was determined to be $25,000 (or $0.50 per share) on grant date pursuant to our 2014 Plan, tied to the price of our then ongoing private placement offering. The Company incurred compensation expense of $25,000 during the fiscal year 2015 related to the amortization of such stock awards and $45,953 related to the amortization of such options received during the year by Mr. Hunt.
(3)	On December 14, 2015, the Board approved a grant of 800,000 unvested options to purchase shares of common stock at $1.00 per share to Mr. Hunt pursuant to the 2015 Plan (defined below), which vest as follows: upon the Company reaching 1,000,000 registered users, 200,000 options shall vest; upon the Company reaching 2,500,000 registered users, 200,000 options shall vest; upon the Company reaching $1,000,000 in cumulative revenue, 200,000 options shall vest; and, upon the Company reaching $2,500,000 in cumulative revenue, 200,000 options shall vest. As of December 31, 2015, no options had vested. The fair market value of the 200,000 options that vest upon the Company reaching 1,000,000 register users was calculated to be $199,998, assuming approximately 2.23% risk-free interest, 0% dividend yield, 280% volatility, and expected term of 5.25 years. The value of the other 600,000 options was not determinable as the probability of achieving those targets is not currently estimable. The Company incurred compensation expense of $20,118 during the fiscal year 2015 related to the amortization of such options received during the year by Mr. Hunt.
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(4)	On December 14, 2015, the Company’s Board approved the grant of 200,000 unvested restricted shares to Mr. Hunt. However, pursuant to the 2015 Plan (defined below), the grant would not occur until shareholder approval of the 2015 Plan became effective, which occurred in January 2016 (as described further in the section below entitled “2014 and 2015 Equity Incentive Plans“). As such, this grant will be included as compensation for Mr. Hunt in fiscal year 2016.

Outstanding Equity Awards at December 31, 2015 Fiscal Year End

The following table sets forth the equity awards to our named executive officers outstanding at December 31, 2015.

	Option Awards
Name	Number of securities underlying unexercised options Exercisable	Number of securities underlying unexercised options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option exercise price	Option expiration date
Daniel Hunt	100,000	-	-	$0.50	1/1/2025
	-	-	800,000 (1)	$1.00	12/14/2025
(1)	The 800,000 unvested options were awarded pursuant to the 2015 Plan (defined below), which vest as follows: upon the Company reaching 1,000,000 registered users, 200,000 options shall vest; upon the Company reaching 2,500,000 registered users, 200,000 options shall vest; upon the Company reaching $1,000,000 in cumulative revenue, 200,000 options shall vest; and, upon the Company reaching $2,500,000 in cumulative revenue, 200,000 options shall vest.

Narrative Disclosure to Summary Compensation and Option Tables

Isaac Dietrich provides services to us as our Chief Executive Officer pursuant to an “at-will” agreement (with one month notice to be given prior to termination) that provides that Mr. Dietrich would be paid an amount determined by the Company in accordance with the Company’s normal payroll procedures. From October 1, 2013 to March 31, 2014, Mr. Dietrich was paid a salary of $3,500 per month. From April 1, 2014 to March 31, 2015, Mr. Dietrich was paid a salary of $5,000 per month. From April 1, 2015 until March 29, 2016, Mr. Dietrich was paid a salary of $6,500 per month. Mr. Dietrich did not receive any compensation related to his position as a director.

Dan Hunt provides services to us as our Chief Operating Officer pursuant to an “at-will” agreement that became effective July 19, 2015. Pursuant to this agreement, Mr. Hunt receives a salary of $78,000 per year and may be terminated by either party with or without cause with one (1) month’s written notice. From January 1, 2015 until July 17, 2015, Mr. Hunt served as an at-will employee with a salary of 3,500 per month.

In addition, on January 1, 2015, the Company approved the issuance to Mr. Hunt of 50,000 shares of its Common Stock and 100,000 options to purchase shares of Common Stock at $0.50 per share pursuant to the 2014 Plan (defined below), which would vest over the period of one year on a monthly basis. The fair market value was calculated using the Black-Scholes options pricing model, assuming approximately 2.17% risk-free interest, 0% dividend yield, 1.50% volatility, and expected term of 5.25 years.

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On December 14, 2015, the Board approved a grant of 800,000 unvested options to purchase shares of Common Stock at $1.00 per share to Mr. Hunt pursuant to the 2015 Plan (defined below), which vest as follows: upon the Company reaching 1,000,000 registered users, 200,000 options shall vest; upon the Company reaching 2,500,000 registered users, 200,000 options shall vest; upon the Company reaching $1,000,000 in cumulative revenue, 200,000 options shall vest; and, upon the Company reaching $2,500,000 in cumulative revenue, 200,000 options shall vest. The fair market value was calculated using the Black-Scholes options pricing model. Under this model, the fair market value of the 200,000 options that vest upon the Company reaching 1,000,000 register users was calculated assuming approximately 2.23% risk-free interest, 0% dividend yield, 280% volatility, and expected term of 5.25 years. No cost is recognized in 2015 for the other 600,000 options as the probability of achieving those targets is not currently estimable. As of December 31, 2015, no options had vested.

On that same date, the Company’s Board approved the grant of 200,000 unvested restricted shares to Mr. Hunt. However, pursuant to the 2015 Plan (defined below), the grant would not occur until shareholder approval of the 2015 Plan became effective, which occurred in January 2016 (as described further in the section below entitled “2014 and 2015 Equity Incentive Plans“). As such, this grant will be included as compensation for Mr. Hunt in fiscal year 2016.

In December 2015, Mr. Dietrich and Mr. Hunt (as part of a program offered to all employees of the Company) started receiving health, vision and dental insurance. No retirement plan, life insurance or employee benefits program has been awarded to Mr. Dietrich and he serves at the direction of the Board of Directors.

On March 29, 2016, the Board of Directors, upon the recommendation of the Company’s Compensation Committee, approved increases in the salary of Mr. Dietrich and Mr. Hunt, such that each would receive $10,833 per month for their services in their respective positions.

At no time during the periods listed in the above tables, with respect to any named executive officers, was there:

·	any outstanding option or other equity-based award re-priced or otherwise materially modified (such as by extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined);
·	any waiver or modification of any specified performance target, goal or condition to payout with respect to any amount included in non-stock incentive plan compensation or payouts;
·	any non-equity incentive plan award made to a named executive officer;
·	any nonqualified deferred compensation plans including nonqualified defined contribution plans; or
·	any payment for any item to be included under All Other Compensation (column (i)) in the Summary Compensation Table.

Director Compensation

Our interested, employee directors do not receive any additional compensation for their service as directors.

The following table shows for the fiscal year ended December 31, 2015, certain information with respect to the compensation of all non-employee directors of the Company:

Name		Fees Earned or Paid in Cash	Stock Awards (1)		Option Awards (1)		Total
Ean Seeb	(2)	$0	$0	(3)	$0	(3)	$0
Tripp Keber	(2)	$0	$0	(3)	$0	(3)	$0
Terence Fitch		$0	$0		$90,876	(4)	$90,876

(1)	These amounts are the aggregate fair value of the equity compensation granted to our directors during the fiscal year. The fair value is computed in accordance with FASB ASC Topic 718. The fair market value was calculated using the Black-Scholes options pricing model. Assumptions underlying the valuation of each specific award are included in Note 8 of our Financial Statements included elsewhere in this prospectus.

(2)	Messrs. Seeb and Keber joined the Company’s Board of Directors on June 4, 2014 and March 31, 2014, respectively.

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(3)	As discussed below, Ean Seeb and Tripp Keber received stock awards and options on June 4, 2014 intended to compensate them for approximately three years of service on the Company’s Board. The Company did not grant any additional awards in 2015 to Mr. Seeb or Mr. Keber, but did incur compensation cost of $8,333 and $16,605 related to the amortization of the stock awards and options issued on June 6, 2014.

(4)	The Company incurred compensation expense of $7,573 during the fiscal year 2015 related to the amortization of options received during the year by Mr. Fitch.

On December 9, 2015, in exchange for his service as a Director, the Board approved the issuance to Mr. Terence Fitch, pursuant to the 2015 Equity Incentive Plan, unvested options to purchase up to 100,000 shares of the Company’s Common Stock at an exercise price of $0.90 per share that will expire ten years from date of issuance and vest monthly over the period of one year, beginning January 1, 2016. All vesting per the above schedule shall cease thirty days from the time the applicable director is dismissed from the Board, fails to win re-election by shareholders, or resigns as a director. The fair market value of the options was calculated using the Black-Scholes options pricing model, assuming approximately 2.23% risk-free interest, 0% dividend yield, 280% volatility, and expected term of 5.25 years.

On that same date, the Company’s Board approved the grant of 100,000 shares to Mr. Fitch. However, pursuant to the 2015 Plan (defined below), the grant would not occur until shareholder approval of the 2015 Plan became effective, which occurred in January 2016 (as described further in the section below entitled “2014 and 2015 Equity Incentive Plans“). As such, this grant will be included as compensation for Mr. Fitch in fiscal year 2016.

On June 6, 2014, each of Ean Seeb and Vincent “Tripp” Keber received the following pursuant to our 2014 Equity Incentive Plan for their service as a director: (i) a stock award of 250,000 shares of our Common Stock and (ii) options to purchase up to 750,000 shares of our Common Stock at $0.10 per share which vest as follows:

·	Beginning on October 1, 2014, 250,000 options shall begin to vest over the period of one year on a monthly basis, such that 20,833 options shall vest on the first of each month, except for every third month when 20,834 options shall vest;
·	Beginning on the later of (i) the date that Company attains 830,000 Users (“Users” are defined for the purposes of the options as the number of unique registrations for MassRoots Inc.’s network through MassRoots Inc.’s mobile application and/or website (final determination shall be by the Committee)) and (ii) October 1, 2015, 250,000 options shall begin to vest over the period of one year on a monthly basis, such that 20,833 options shall vest on the first of each month, except for every third month when 20,834 options shall vest; and
·	Beginning on the later of (i) the date that Company attains 1,080,000 Users and (ii) October 1, 2016, 250,000 options shall vest immediately.

The options may not be exercised until all outstanding debentures issued by the Company in March 2014 are redeemed. All vesting per the above schedule shall cease thirty days from the time the applicable director is dismissed from the Board, fails to win re-election by shareholders, or resigns as a director. As of December 31, 2015, 250,000 options held by each of Messrs. Seeb and Keber had vested and were available for exercise. No additional grants were made to Messrs. Keber and Seeb during 2015. The fair market value was calculated using the Black-Scholes options pricing model, assuming approximately 2.61% risk-free interest, 0% dividend yield, 150% volatility, and expected life of 10 years.

Indemnification of Officers and Directors

Our Amended and Restated Certificate of Incorporation provides that we shall indemnify our officers and directors to the fullest extent permitted by applicable law against all liability and loss suffered and expenses (including attorneys’ fees) incurred in connection with actions or proceedings brought against them by reason of their serving or having served as officers, directors or in other capacities. We shall be required to indemnify a director or officer in connection with an action or proceeding commenced by such director or officer only if the commencement of such action or proceeding by the director or officer was authorized in advance by the Board of Directors.

We do not currently maintain directors’ and officers’ liability insurance but we may do so in the future.

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2014 and 2015 Equity Incentive Plans

2014 and 2015 Equity Incentive Plans. In June 2014, our shareholders approved our 2014 Equity Incentive Plan (“2014 Plan”) and in December 2015, our shareholders approved our 2015 Equity Incentive Plan (“2015 Plan”, and collectively, the “Plans”), such approval becoming effective in January 2016. The Plans are identical, except for the number of shares of Common Stock reserved for issuance under each.

The Plans provide for the grant of incentive stock options to our employees and for the grant of nonstatutory stock options, stock bonus awards, restricted stock awards, performance stock awards and other forms of stock compensation to our employees, including officers, consultants and directors. Our Plans also provide that the grant of performance stock awards may be paid out in cash as determined by the Committee (as defined herein).

The following table and information below sets forth information as of December 31, 2015 on our Plans:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders:
2014 Equity Incentive Plan	2,900,000	$0.263	0
2015 Equity Incentive Plan	2,755,000*	$0.929	1,745,000*
Equity compensation plans not approved by security holders	—	—	—
Total			1,745,000*

*In December 2015, the grant of 540,000 shares of our common stock and 2,755,000 options to purchase shares of our common stock were authorized by the Company under the 2015 Plan. These grants occurred after the Board and shareholders approved the 2015 Plan, but before the shareholder approval was deemed to have become effective under Delaware law (which occurred in January 2016). Under the terms of the 2015 Plan, no shares of common stock may be issued and no options may be exercised until shareholder approval of the 2015 Plan occurs. As such approval had been obtained but was not yet effective as of December 31, 2015, the grant and issuance of the 540,000 shares of our common stock under the 2015 Plan did not occur until January 2016 and are still listed as available for issuance in column “(c)” above.

Summary of the Plans

Authorized Shares.    A total of 4,000,000 shares of our Common Stock are reserved for issuance pursuant to the 2014 Plan. A total of 4,500,000 shares of our Common Stock are reserved for issuance pursuant to the 2015 Plan. Shares issued under our Plans may be authorized but unissued or reacquired shares of our Common Stock. Shares subject to stock awards granted under our Plans that expire or terminate without being exercised in full, or that are paid out in cash rather than in shares, will not reduce the number of shares available for issuance under our Plans. Additionally, shares issued pursuant to stock awards under our Plans that we repurchase or that are forfeited, as well as shares reacquired by us as consideration for the exercise or purchase price of a stock award, will become available for future grant under our Plans.

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Administration.    Our Board of Directors, or a duly authorized committee thereof (collectively, the “Committee”), has the authority to administer our Plans. Our Board may also delegate to one or more of our officers the authority to designate employees other than Directors and officers to receive specified stock, which, in respect to those awards, said officer or officers shall then have all authority that the Committee would have.

Subject to the terms of our Plans, the Committee has the authority to determine the terms of awards, including recipients, the exercise price or strike price of stock awards, if any, the number of shares subject to each stock award, the fair market value of a share of our Common Stock, the vesting schedule applicable to the awards, together with any vesting acceleration, the form of consideration, if any, payable upon exercise or settlement of the stock award and the terms and conditions of the award agreements for use under the Plans. The Committee has the power to modify outstanding awards under the Plans, subject to the terms of the Plans and applicable law. Subject to the terms of our Plans, the Committee has the authority to reprice any outstanding option or stock appreciation right, cancel and re-grant any outstanding option or stock appreciation right in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any adversely affected participant.

Stock Options. Stock options may be granted under the Plans. The exercise price of options granted under our Plans must at least be equal to the fair market value of our Common Stock on the date of grant. The term of an incentive stock option may not exceed 10 years, except that with respect to any participant who owns more than 10% of the voting power of all classes of our outstanding stock, the term must not exceed 5 years and the exercise price must equal at least 110% of the fair market value on the grant date. The Committee will determine the methods of payment of the exercise price of an option, which may include cash, shares or other property acceptable to the Committee, as well as other types of consideration permitted by applicable law. No single participant may receive more than 25% of the total options awarded in any single year. Subject to the provisions of our Plans, the Committee determines the other terms of options.

Performance Shares. Performance shares may be granted under our Plans. Performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. The Committee will establish organizational or individual performance goals or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance shares to be paid out to participants. After the grant of a performance share, the Committee, in its sole discretion, may reduce or waive any performance criteria or other vesting provisions for such performance shares. The Committee, in its sole discretion, may pay earned performance units or performance shares in the form of cash, in shares or in some combination thereof, per the terms of the agreement approved by the Committee and delivered to the participant. This agreement will state all terms and condition of the agreements.

Restricted Stock. The terms and conditions of any restricted stock awards granted to a participant will be set forth in an award agreement and, subject to the provisions in the Plans, will be determined by the Committee. Under a restricted stock award, we issue shares of our Common Stock to the recipient of the award, subject to vesting conditions and transfer restrictions that lapse over time or upon achievement of performance conditions. The Committee will determine the vesting schedule and performance objectives, if any, applicable to each restricted stock award. Unless the Committee determines otherwise, the recipient may vote and receive dividends on shares of restricted stock issued under our Plans.

Other Share-Based Awards and Cash Awards. The Committee may make other forms of equity-based awards under our Plans, including, for example, deferred shares, stock bonus awards and dividend equivalent awards. In addition, our Plans authorize us to make annual and other cash incentive awards based on achieving performance goals that are pre-established by our Compensation Committee.

Change in Control.    If the Company is merged or consolidated with another entity or sells or otherwise disposes of substantially all of its assets to another company while awards or options remain outstanding under the Plans, unless provisions are made in connection with such transaction for the continuance of the Plans and/or the assumption or substitution of such awards or options with new options or stock awards covering the stock of the successor company, or parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, then all outstanding options and stock awards which have not been continued, assumed or for which a substituted award has not been granted shall, whether or not vested or then exercisable, unless otherwise specified in the relevant agreements, terminate immediately as of the effective date of any such merger, consolidation or sale.

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Change in Capitalization. If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving consideration therefore in money, services or property, then awards amounts, type, limitations, and other relevant consideration shall be appropriately and proportionately adjusted. The Committee shall make such adjustments, and its determinations shall be final, binding and conclusive.

Plan Amendment or Termination.    Our Board has the authority to amend, suspend, or terminate our Plans, provided that such action does not materially impair the existing rights of any participant without such participant's written consent. The Plans will terminate ten (10) years after the earlier of (i) the date each Plan is adopted by the Board, and (ii) the date a Plan is approved by the shareholders, except that awards that are granted under the applicable Plan prior to its termination will continue to be administered under the terms of the that Plan until the awards terminate, expire or are exercised.

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  ACTION One

REVERSE STOCK SPLIT OF THE COMPANY’S OUTSTANDING COMMON STOCK

General

Our Board of Directors and our shareholders holding a majority of our issued and outstanding Common Stock approved an amendment to our Amended and Restated Certificate of Incorporation (“RS Amendment”) to effect a reverse stock split which combines the outstanding shares of our Common Stock into a lesser number of outstanding shares. Our Board of Directors will have the sole discretion to effect the amendment and reverse stock split at any time and to fix the specific ratio for the combination, provided that the ratio would be not less than 1-for-1.1 and not more than 1-for-8 (the “Reverse Stock Split”). Our Board will also have discretion to abandon the amendment prior to its effectiveness. Our Board is hereby providing you with information regarding the Reverse Stock Split as approved by our shareholders.

The Reverse Stock Split was approved by the Board to allow the Company to meet minimum Nasdaq requirements for listing (such as a minimum stock price of $3.00), and the Board and our majority shareholders have determined that it is in the best interests of our shareholders in general to provide our board with the flexibility to effect the Reverse Stock Split if needed in a ratio of 1-for-1.1 to 1-for-8. The respective relative voting rights and other rights that accompany the Common Stock will not be altered by the Reverse Stock Split, and the Common Stock will continue to have a par value of $0.001 per share. Consummation of the Reverse Stock Split will not alter the number of our authorized shares of Common Stock, which will remain at 200,000,000. The relative voting and other rights that accompany the shares of Common Stock would not be affected by the Reverse Split. The table below sets forth the number of shares of our Common Stock outstanding before and after the Reverse Split based on 48,486,585 shares of Common Stock outstanding as of the Record Date.

	As of Record Date	Assuming a 1-for-1.1 Reverse Split	Assuming a 1-for-8 Reverse Split
Aggregate Number of Shares of Common Stock*	48,486,585	44,078,714	6,060,823

*	The numbers in the table above do not reflect the possible exercise of outstanding options, warrants and convertible debt or debentures which will be proportionately adjusted to give effect to the completion of the Reverse Stock Split, nor any additional shares that may be issued due to rounding, which is not expected to be a material amount.

Reasons for the Reverse Stock Split

The Board of Director’s primary objective in proposing the Reverse Stock Split is to enable the Board, if necessary or if the Board otherwise desires, to raise the per share trading price of our Common Stock, which is currently trading only on the OTCQB, to allow for a listing of our Common Stock on The NASDAQ Capital Market. Upon receiving shareholder approval, the Board may, at its own discretion, file the RS Amendment with the Secretary of State of the State of Delaware.

Our Board has determined that by increasing the market price per share of our Common Stock, we would meet the stock price element of the initial listing requirements of The NASDAQ Capital Market and our Common Stock could be initially listed on The NASDAQ Capital Market if we meet the other listing and corporate governance requirements of The NASDAQ Capital Market. Our Board concluded that the liquidity and marketability of our Common Stock may be adversely affected if it is not quoted on a national securities exchange as investors can find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our Common Stock. Our Board believes that current and prospective investors and the brokerage community may view an investment in our Common Stock more favorably if our Common Stock is quoted on The NASDAQ Capital Market.

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Our Board also has confidence that the Reverse Stock Split and any resulting increase in the per share price of our Common Stock should enhance the acceptability and marketability of our Common Stock to the financial community and investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of our Common Stock, although we have not been told by them that is the reason for not investing in our Common Stock. Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. Brokerage houses frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks. Further, because brokers’ commissions on lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase our Common Stock.

We cannot assure you that the Board will ultimately determine to effect the Reverse Stock Split or if effected, that the Reverse Stock Split will have any of the desired effects described above. More specifically, we cannot assure you that after the Reverse Stock Split the market price of our Common Stock will increase proportionately to reflect the ratio for the Reverse Stock Split, that the market price of our Common Stock will not decrease to its pre-split level, that our market capitalization will be equal to the market capitalization before the Reverse Stock Split, or that we will be initially listed on The NASDAQ Capital Market, or once initially listed, that we will be able to maintain such listing.

Requirements for Listing on Exchanges

In order to initially list our Common Stock on The NASDAQ Capital Market, among other requirements which have or will all be satisfied, our Common Stock must maintain a minimum closing price of at least $3.00 per share. Our Board has considered the potential advantages to us if our Common Stock is listed on The NASDAQ Capital Market and has concluded that even though the desired effects cannot be assured, it is in the best interests of our Company and our shareholders to effect the Reverse Stock Split to help attain a $4.00 bid or $3.00 closing price and ensure compliance with the listing requirements of The NASDAQ Capital Market.

Potential Disadvantages of the Reverse Stock Split

As noted above, the principal purpose of the Reverse Stock Split would be to help increase the per share market price of our Common Stock by up to a factor of eight. We cannot assure you, however, that the Reverse Stock Split will accomplish this objective for any meaningful period of time. While we expect that the reduction in the number of outstanding shares of Common Stock will increase the market price of our Common Stock, we cannot assure you that the Reverse Stock Split will increase the market price of our Common Stock by an equivalent multiple, or result in any permanent increase in the market price of our Common Stock. The price of our Common Stock is dependent upon many factors, including our business and financial performance, general market conditions and prospects for future success. If the per share market price does not increase proportionately as a result of the Reverse Stock Split, then the value of our Company as measured by our stock capitalization will be reduced, perhaps significantly.

The number of shares held by each individual stockholder would be reduced if the Reverse Stock Split is implemented. This will increase the number of shareholders who hold less than a “round lot,” or 100 shares. This has two disadvantages. First, The NASDAQ Capital Market requires that we have at least 300 round lot shareholders. Second, the transaction costs to shareholders selling “odd lots” are typically higher on a per share basis. Consequently, the Reverse Stock Split could increase the transaction costs to existing shareholders in the event they wish to sell all or a portion of their position.

Although our Board believes that the decrease in the number of shares of our Common Stock outstanding as a consequence of the Reverse Stock Split and the anticipated increase in the market price of our Common Stock could encourage interest in our Common Stock and possibly promote greater liquidity for our shareholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split.

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Effecting the Reverse Stock Split

Upon receipt of stockholder approval for the RS Amendment, if our Board concludes that it is in the best interests of our Company and our shareholders to effect the Reverse Stock Split at a ratio to be determined, the RS Amendment will be filed with the Secretary of State of the State of Delaware. The actual timing of the filing of the RS Amendment with the Secretary of State of the State of Delaware to effect the Reverse Stock Split will be determined by our Board. In addition, if for any reason our Board deems it advisable to do so, the Reverse Stock Split may be abandoned at any time prior to the filing of the Amendment, without further action by our shareholders. The Reverse Stock Split will be effective as of the date of filing with the Secretary of State of the State of Delaware or at such time and date as specified in the RS Amendment (the “Effective Time”), but the Effective Time will be no sooner than 20 days from the date of mailing of the definitive Information Statement to our shareholders. .

Upon the filing of the RS Amendment, without further action on our part or our shareholders, the outstanding shares of Common Stock held by shareholders of record as of the Effective Time would be converted into a lesser number of shares of Common Stock based on a Reverse Stock Split ratio as determined by the Board. For example, if you presently hold 300 shares of our Common Stock, you would hold 60 shares of our Common Stock following the Reverse Stock Split if the ratio is one-for-five or you would hold 30 shares of our Common Stock if the ratio is one-for-ten.

Effect on Outstanding Shares, Options and Certain Other Securities

If the Reverse Stock Split is implemented, the number of shares our Common Stock owned by each stockholder will be reduced in the same proportion as the reduction in the total number of shares outstanding, such that the percentage of our Common Stock owned by each stockholder will remain unchanged except for any de minimus change resulting from rounding up to the nearest number of whole shares so that we are not obligated to issue cash in lieu of any fractional shares that such stockholder would have received as a result of the Reverse Stock Split. The number of shares of our Common Stock that may be purchased upon exercise of outstanding options or other securities convertible into, or exercisable or exchangeable for, shares of our Common Stock, and the exercise or conversion prices for these securities, will also be ratably adjusted in accordance with their terms as of the Effective Time.

	Prior to the Reverse Stock Split	Assuming a 1-for-1.1 Reverse Stock Split	Assuming a 1-for-8 Reverse Stock Split
Warrants	10,618,278	9,652,980	1,327,285
Options	6,010,464	5,464,058	751,308
Convertible Notes and Debentures	2,091,000	1,900,909	261,375

Effect on Registration and Stock Trading

Our Common Stock is currently registered under Section 12(g) of the Exchange Act and we are subject to the periodic reporting and other requirements of the Exchange Act. If our Common Stock becomes listed on an national stock exchange such as The NASDAQ Capital Market, we file a short form registration statement for our Common Stock to be registered under Section 12(b) of the Exchange Act.

Fractional Shares; Exchange of Stock Certificates

Our Board does not currently intend to issue fractional shares in connection with the Reverse Stock Split. Therefore, we do not expect to issue certificates representing fractional shares. In lieu of any fractional shares, we will issue to shareholders of record who would otherwise hold a fractional share because the number of shares of Common Stock they hold before the Reverse Stock Split is not evenly divisible by the Reverse Stock Split ratio that number of shares of Common Stock as rounded up to the nearest whole share. For example, if a stockholder holds 150.25 shares of Common Stock following the Reverse Stock Split, that stockholder will receive a certificate representing 151 shares of Common Stock. No shareholders will receive cash in lieu of fractional shares.

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As of the Record Date, we had 89 holders of record of our Common Stock (although we have significantly more beneficial holders). We do not expect the Reverse Stock Split and the rounding up of fractional shares to whole shares to result in a reduction in the number of record holders. We presently do not intend to seek any change in our status as a reporting company for federal securities law purposes, either before or after the Reverse Stock Split, except to have our Common Stock moved from a registration pursuant to Section 12(g) to Section 12(b) under the Exchange Act related to our registration on The NASDAQ Capital Market.

As soon as is practicable following the Effective Time of the Reverse Stock Split, shareholders will be notified and offered the opportunity at their own expense to surrender their current certificates to our stock transfer agent in exchange for the issuance of new certificates reflecting the Reverse Stock Split. Commencing on the effective date of the Reverse Stock Split, each certificate representing pre-Reverse Stock Split shares of common stock will be deemed for all purposes to evidence ownership of post-Reverse Stock Split shares of common stock, as the case may be.

Common shareholders who hold shares in street name through a nominee (such as a bank or broker) will be treated in the same manner as common shareholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse Stock Split for their beneficial holders. However, nominees may have different procedures and common shareholders holding shares in street name should contact their nominees. Common shareholders will not have to pay any service charges in connection with the exchange of their certificates.

Authorized Shares

If and when our Board elects to effect the Reverse Stock Split, the authorized number of shares of our Common Stock will remain at 200,000,000. Accordingly, there will be no reduction in the number of authorized shares of our Common Stock in proportion to the Reverse Stock Split ratio. As a result, the proportion of shares owned by our shareholders relative to the number of shares authorized for issuance will decrease and the additional authorized shares of Common Stock will be available for issuance at such times and for such purposes as our Board may deem advisable without further action by our shareholders, except as required by applicable laws and regulations. If our Common Stock are initially listed on The NASDAQ Capital Market, stockholder approval must be obtained, under applicable NASDAQ rules, prior to the issuance of shares for certain purposes, including the issuance of Common Stock equal to or greater than 20% of our then outstanding shares of Common Stock in connection with a private refinancing or an acquisition or merger, unless an exemption is available from such approval. Such an exemption would be available if our audit committee at that time authorized the filing of a prior written application with NASDAQ to waive the stockholder vote requirement if it believed the delay associated with securing such vote would seriously jeopardize our financial viability and NASDAQ granted us such an exemption.

In accordance with our Certificate of Incorporation and Delaware law, our shareholders do not have any preemptive rights to purchase or subscribe for any of our unissued or treasury shares.

Anti-Takeover and Dilutive Effects

The purpose of maintaining our authorized Common Stock at 200,000,000 after the Reverse Stock Split is to facilitate our ability to raise additional capital to support our operations, not to establish any barriers to a change of control or acquisition of our Company. The shares of Common Stock that are authorized but unissued provide our Board with flexibility to effect, among other transactions, public or private refinancings, acquisitions, stock dividends, stock splits and/or the granting of equity incentive awards. However, these authorized but unissued shares may also be used by our Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. The Reverse Stock Split would give our Board authority to issue additional shares from time to time without delay or further action by the shareholders except as may be required by applicable law or the rules of The NASDAQ Capital Market. The Reverse Stock Split is not being recommended in response to any specific effort of which we are aware to obtain control of us, nor does our Board have any present intent to use the authorized but unissued Common Stock to impede a takeover attempt. There are no plans or proposals to adopt other provisions or enter into any arrangements that have material anti-takeover effects.

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In addition, the issuance of additional shares of Common Stock for any of the corporate purposes listed above could have a dilutive effect on earnings per share and the book or market value of our outstanding Common Stock, depending on the circumstances, and would likely dilute a stockholder’s percentage voting power in us. Holders of our Common Stock are not entitled to preemptive rights or other protections against dilution. Our Board intends to take these factors into account before authorizing any new issuance of shares.

Accounting Consequences

There will be no change in our par value per share of our Common Stock. Accordingly, as of the Effective Time, the stated capital attributable to Common Stock on our balance sheet will be reduced proportionately based on the Reverse Stock Split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of our Common Stock outstanding.

Federal Income Tax Consequences

Shareholders are advised to consult their own tax advisors for detailed information regarding the effects of the Reverse Stock Split on their individual tax status.

Text of Proposed Amendment; Effectiveness

The text of the proposed RS Amendment is set forth in Appendix A to this Information Statement. If and when effected by our Board, the RS Amendment will become effective upon its filing with the Secretary of State of the State of Delaware or at the Effective Time and Date as specified in said filing. Pursuant to Rule 14c-2 under the Exchange Act, the foregoing Action may not become effective until a date that is at least 20 days after the date on which this Information Statement has been mailed to the stockholders of the Company.

Vote Required; Manner of Approval

The approval of granting the Board authority to file the RS Amendment to effect the Reverse Stock Split which combines the outstanding shares of our Common Stock into a lesser number of outstanding shares requires the vote of a majority of the shares present in person or by proxy or, if by written consent, a majority of the shares entitled to vote at a meeting of shareholders. Section 228 of the Delaware General Corporation Law and Article I, Section 10, of the Company’s by-laws, as amended permit any corporate action, upon which a vote of shareholders is required or permitted, to be taken without a meeting, provided that written consents are received from shareholders having at least the requisite number of shares that would be necessary to authorize or take such action if a meeting was held at which all shares entitled to vote thereon were present and voted. Accordingly, this proposal be effected by a written consent executed by shareholders representing at least a majority of our outstanding stock entitled to vote. Since 60.83% of our outstanding voting stock on the Record Date delivered a written consent on April 26, 2016, ratifying this appointment, no further vote, approval or consent of shareholders is required to approve or authorize this action.

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 ACTION TWO

ELECTION OF DIRECTORS

General

Our Majority Shareholders reelected the five director candidates named below. Our Board of Directors oversees the management of the Company on your behalf. The Board reviews our long-term strategic plans and exercises direct decision-making authority on key issues, such as the terms of material agreements. Our Board also appoints our officers, sets the scope of their authority to manage the Company’s day-to-day operations and evaluates their performance.

All nominees are expected to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified.

Directors Elected

Isaac Dietrich Year of Birth: 1992	Isaac Dietrich is the founder, CEO, and Chairman of the Board of MassRoots, each since our inception. He is responsible for executing our strategic business development. In June 2012, Mr. Dietrich co-founded RoboCent, Inc., a self-service call platform that reached $300,000 in revenue in its first 18 month, and currently serves as President and majority shareholder. He also founded Tidewater Campaign Solutions, LLC, a Virginia Beach-based political strategy firm that was retained by more than 30 political campaigns and political action committees from January 2010 to December 2012. In April 2012, Mr. Dietrich was a finalist for Peter Thiel’s 20 Under 20 Fellowship and was featured in the CNBC documentary “Transforming Tomorrow.” We believe Mr. Dietrich has the business experience in both scalable technology companies and political strategy to successfully lead the development and growth of the Company.

Terence Fitch Year of Birth: 1959	Terence Fitch has served as a Director of the Company since 2015. Mr. Fitch is a seasoned corporate executive with 23 years of marketing, sales, finance, manufacturing, supply chain and media experience. Mr. Fitch founded Drink Teck, LLC in 2013 and has served as its Chief Executive Officer since that time. Drink Teck LLC is a functional beverage company which uses liposome technology to cost-effectively formulate drinks for the consumer health and wellness sector. Prior to founding Drink Teck LLC, Mr. Fitch spent 3 years at Coca Cola Refreshments as Senior Vice President and General Manager. Before that, 18 years at, Coca-Cola Enterprises, where, from 2004 to 2010, he served as the Senior Vice President and General Manager of the Western Region and was responsible for a team of 13,500 sales, strategy, marketing, operations, manufacturing, supply chain and analytical professionals and accountable for over $4.2 billion in sales. From 1998 to 2002, Mr. Fitch acted as Division Vice President and General Manager for Coca-Cola Enterprises and, from 1994-1998, was the Regional Vice President of Sales and Marketing of the Gulf States for Coca-Cola Enterprises. Mr. Fitch has a Bachelor of Science in Marketing and Finance from Arizona State University. Mr. Fitch brings a strong understanding of financial reporting and corporate governance matters, along with expertise in corporate governance, enterprise risk management and strategic planning, which we believe will strengthen the Board’s collective qualifications, skills, and experience.

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Stewart Fortier Year of Birth: 1991

Stewart Fortier is a co-founder and Director of MassRoots, and has served as Chief Technology Officer since our inception. Mr. Fortier is responsible for the development of our iOS application and technical strategy. He is a self-taught software developer with an interest in both entrepreneurship and technology. Prior to joining MassRoots, Mr. Fortier worked for a real estate development company in Washington, D.C., where he was responsible for the underwriting of commercial and multifamily acquisitions. Previously, Mr. Fortier served as a technical adviser to RoboCent, Inc. from June 2012 to April 2013.

Mr. Fortier holds a Bachelor of Arts in Economics and Religious Studies from the University of Virginia. We believe Mr. Fortier has the technical and business experience and skill to be successful in both his Chief Technology Officer and Director roles.

Vincent “Tripp” Keber Year of Birth: 1969

Tripp Keber has served as a Director of MassRoots since 2014. Mr. Keber also is a co-founder, Director and Chief Executive Officer of Dixie Elixirs & Edibles, a Colorado licensed medical marijuana infused products manufacturer. He is a founding director of the National Cannabis Industry Association, and, since 2013, has served as a director of the Marijuana Policy Project. He is also an advisory board member of the Medical Marijuana Industry Group in Colorado. Mr. Keber also serves as a board member of American Cannabis Company (2014-current). In his current role as CEO of Dixie, Mr. Keber is responsible for the overall strategy, licensing, marketing, branding and expansion efforts related to the Dixie brand, both domestically and internationally. Mr. Keber has been featured on CBS’s 60 Minutes and CNBC.

Prior to joining Dixie, Mr. Keber served as Chief Operating Officer for Bella Terra Resort Development Company, and EVP of Business Development for Sagebrush Realty Development. He has a BS in Political Science from Villanova University and currently resides in both Aspen and Denver, CO with his family. He is involved in several charitable organizations located within his community and assists in the research and development of cannabis support for veterans suffering from PTSD. As an experienced leader in the legal cannabis industry, we believe that Mr. Keber will use his experience and industry knowledge to help guide our leadership team.

Ean Seeb Year of Birth: 1975

Ean Seeb has served as a Director of MassRoots since 2014. Mr. Seeb is also the co-owner and manager of Denver Relief LLC, a Colorado medical cannabis operation. As a founding partner of Denver Relief Consulting LLC and seasoned cannabis dispensary operator, Mr. Seeb has significant experience navigating complex legislation and regulatory demands unique to legal cannabis operations. Mr. Seeb also serves as a board member of Manna Molecular Sciences (2015-current). He serves as Chair of the National Cannabis Industry Association and holds leadership positions with charitable organizations focused on a range of social causes, from civil rights to sustainable volunteer farming. Mr. Seeb has been actively involved with non-profit groups for over two decades. His years of humanitarian experience lead Mr. Seeb to conceptualize and develop a cannabis-centric service organization called the Denver Relief GREEN TEAM in 2009. He holds a B.S. degree in Business Administration with an emphasis in Computer Information Systems from University of Northern Colorado. We believe that Mr. Seeb will use his experience and industry knowledge to help guide our leadership team.

Effective Date

The above named persons will be re-elected to our Board of Directors effective 20 days after the mailing date of the definitive Information Statement.

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Vote Required; Manner of Approval

Voting for the election of directors is non-cumulative, which means that a simple majority of the shares voting may elect all of the directors. Each share of common stock is entitled to one (1) vote and, therefore, has a number of votes equal to the number of authorized directors. If Directors are elected by written consent as permitted by Section 228 of the DGCL and the Company’s Bylaws, the Company must receive written consents from Shareholders holding at least a majority of the Common Stock, since that is the amount that would be required to take such action at a Shareholders’ meeting at which all shares entitled to vote thereon were present and voted. Section 228 of the Delaware General Corporation Law and Article I, Section 10, of the Company’s By-Laws, as amended permit any corporate action, upon which a vote of shareholders is required or permitted, to be taken without a meeting, provided that written consents are received from shareholders having at least the requisite number of shares that would be necessary to authorize or take such action if a meeting was held at which all shares entitled to vote thereon were present and voted. Since 60.83% of our outstanding voting stock on the Record Date delivered a written consent on April 26, 2016, no further vote, approval or consent of shareholders is required to approve or authorize this action.

ACTION Three

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Liggett, Vogt & Webb P.A. served as our independent registered public accounting firm for calendar year 2015 and has been selected to serve as our independent registered public accounting firm for the fiscal year ended 2016, unless our Board of Directors subsequently determines that a change is desirable.

During the two most recent fiscal years prior to their retention as our auditors we had not consulted with Liggett, Vogt & Webb P.A., regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements, and neither written nor oral advice was provided that was an important factor considered by us in reaching a decision as to the accounting for an auditing or financial reporting issue.

Action

While shareholder ratification is not required for the selection of Liggett, Vogt & Webb P.A., as our independent registered public accounting firm, the selection was ratified solely with a view toward soliciting the shareholders’ opinion on the matter, which opinion will be taken into consideration by the Board of Directors in its future deliberations. Even upon the effectiveness of the ratification, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Vote Required; Manner of Approval

The ratification of the appointment of Liggett, Vogt & Webb P.A., as our independent registered public accounting firm, where required or permitted, requires the vote of a majority of the shares present in person or by proxy or, if by written consent, a majority of the shares entitled to vote at a meeting of shareholders. Section 228 of the Delaware General Corporation Law and Article I, Section 10, of the Company’s by-laws, as amended permit any corporate action, upon which a vote of shareholders is required or permitted, to be taken without a meeting, provided that written consents are received from shareholders having at least the requisite number of shares that would be necessary to authorize or take such action if a meeting was held at which all shares entitled to vote thereon were present and voted. Accordingly, the ratification of the appointment of Liggett, Vogt & Webb P.A., as our independent registered public accounting firm may be effected by a written consent executed by shareholders representing at least a majority of our outstanding stock entitled to vote. Since 60.83% of our outstanding voting stock on the Record Date delivered a written consent on April 26, 2016, ratifying this appointment, no further vote, approval or consent of shareholders is required to approve or authorize this action.

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Audit Fees and Services

Pursuant to the recommendation of our Audit Committee, we dismissed N.K.A. L&L CPAs, PA (formerly known as Bongiovanni & Associates, PA), (“L&L”) as our independent accountant on January 15, 2016, and engaged Liggett, Vogt & Webb P.A to serve as our independent accountant for the fiscal year ended 2015. The following table sets forth the aggregate fees billed to us by L&L for the fiscal year ended December 31, 2014 and a portion of the fiscal year ended December 31, 2015, and by Liggett Webb for a portion of the fiscal year ended December 31, 2015:

	L&L		Liggett, Vogt & Webb P.A
	2014	2015	2015
Audit Fees	$31,300	$26,500	$47,558
Audit-Related Fees	—	—	—
Tax Fees	—	—	—
Other Fees	3,000	3,000	—
Totals	$34,300	$29,500	$47,558

Audit fees represent amounts billed for professional services rendered for the audit of our annual financial statements and fees associated with reviewing our quarterly filings.

Other fees represent the fees associated with reviewing our Registration Statements on Form S-1.

Board of Directors’ Policy Regarding Pre-Approval of Non-Audit Services

Until the creation of the Company’s Audit Committee occurred, the Company’s Board pre-approved all auditing services and the terms thereof and non-audit services (other than non-audit services published under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Pubic Company Accounting Oversight Board) to be provided to us by the independent auditor; provided, however, the pre-approval requirement is waived with respect to the provisions of non-audit services for us if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. Beginning on December 9, 2015, our Audit Committee is now responsible for these duties.

Report of the Audit Committee

The Audit Committee has:

·	reviewed and discussed our audited financial statements with management and Liggett, Vogt & Webb P.A., the independent registered public accounting firm;
·	discussed with Liggett, Vogt & Webb P.A. the matters required to be discussed by Statement on Auditing Standards No. 114 (AICPA, Professional Standards, Vol. 1, AU Section 380), Communications with Audit Committees, as may be modified or supplemented; and
·	received from Liggett, Vogt & Webb P.A. the written disclosures and the letter regarding their communications with the Audit Committee concerning independence as required by the Public Company Accounting Oversight Board and discussed the auditors' independence with them.

In addition, the Audit Committee has met separately with management and with Liggett, Vogt & Webb P.A..

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the SEC. The Audit Committee also has selected and engaged Liggett, Vogt & Webb P.A. as the Company’s independent auditors for the fiscal year ending December 31, 2015.

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The Board of Directors has determined that all of the members of the Audit Committee meet the Nasdaq Audit Committee independence standards, as currently in effect. The Board of Directors has also determined that Mr. Fitch and Mr. Seeb are each an "audit committee financial expert," as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC.

Submitted by: The Audit Committee

Terence Fitch (Chairman)

Vincent “Tripp” Keber

Ean Seeb

The foregoing Audit Committee Report shall not be deemed to be soliciting material or deemed to be filed with the SEC or incorporated by reference into any of our previous or future filings with the SEC, except as otherwise explicitly specified by MassRoots in any such filing.

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OTHER MATTERS

You should rely only on the information contained in this Information Statement to vote on the proposals herein. We have not authorized anyone to provide you with information that is different from what is contained in this Information Statement. You should not assume that the information contained in the Information Statement is accurate as of any date other than the date hereof, and the mailing of this Information Statement to our shareholders shall not create any implication to the contrary.

If you have any questions regarding the information discussed in this Information Statement or if you would like additional copies of this Information Statement, you should contact us at: MassRoots, Inc., 1624 Market Street, Suite 201, Denver, CO 80202; Attn: Investor Relations.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer or director of the Company has any substantial interest in the Proposals to be acted upon, other than as a shareholder or in his role as an officer and director of the Company.  No director of the Company has informed the Company that he intends to oppose the proposed action to be taken by the Company as set forth in this Information Statement.

FOR MORE INFORMATION

We file quarterly and annual reports on Form 10-Q and Form 10-K, respectively, and other information with the SEC. Such reports and other information can be inspected and copied at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. Our filings are also available to the public on the SEC’s website (www.sec.gov).

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as filed with the SEC, is available by request (as noted below), or on our website “https://massroots.com/investors/” and is incorporated herein by reference.

The Company will provide without charge to each person, including any beneficial owner of such person, to whom a copy of this Information Statement has been delivered, on written or oral request, a copy of any and all of the documents referred to above that have been or may be incorporated by reference herein, if any. Copies of such documents are available without charge upon written request to: MassRoots, Inc., 1624 Market Street, Suite 201, Denver, CO 80202; Attn: Investor Relations.

HOUSEHOLDING INFORMATION

As permitted by the SEC’s proxy statement rules, we will deliver only one copy of our Annual Report to shareholders or this Information Statement to two or more shareholders who share an address, unless we have received contrary instructions from one or more of the shareholders. We will deliver promptly, upon written or oral request, a separate copy of the Annual Report or Information Statement to a shareholder at a shared address to which a single copy of the documents was delivered. Conversely, shareholders sharing an address who are receiving multiple copies of our 2015 Annual Report or Information Statement may request delivery of a single copy. Such a request must be directed to us by mail to MassRoots, Inc., 1624 Market Street, Suite 201, Denver, CO 80202; Attn: Investor Relations..

May 6, 2016	By Order of the Board of Directors

/s/ Isaac Dietrich

Isaac Dietrich

Chief Executive Officer

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Appendix A

CERTIFICATE OF AMENDMENT NO. 2

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

MASSROOTS, INC.

[__], 2016

MassRoots, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "General Corporation Law"), does hereby certify:

FIRST: That the Board of Directors of MassRoots, Inc. adopted a proposed amendment to the Amended and Restated Certificate of Incorporation of said corporation to effectuate a reverse stock split, declaring said amendment to be advisable.

The proposed amendment reads as follows:

Article Fourth is hereby amended by adding the following paragraph after the first and only paragraph:

Upon the filing and effectiveness (the ‘‘Effective Time’’) this Certificate of Amendment No. 2 to the Corporation’s Amended and Restated Certificate of Incorporation, each _____ shares of the Corporation’s Common Stock issued and outstanding immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the ‘‘Reverse Stock Split’’).  No fractional shares shall be issued upon the Reverse Stock Split.  All shares of Common Stock (including fractions thereof) issuable upon the Reverse Stock Split to a given holder shall be aggregated for purposes of determining whether the Reverse Stock Split would result in the issuance of a fractional share.  If, after the aforementioned aggregation, the Reverse Stock Split would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any such fractional share, round up to the nearest whole number of shares in order to bring the number of shares held by such holder up to the next whole number of shares of Common Stock.   Each certificate that immediately prior to the Effective Time represented shares of Common Stock (the ‘‘Old Certificates’’), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

SECOND: That, in lieu of a meeting and vote of shareholders, written or electronic consent of shareholders to said amendment granting the Board of Directors the authority to amend the Amended and Restated Certificate of Incorporation to provide for a reverse stock split has been given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, and written notice of the adoption of the amendment has (or will be) given as provided in Section 228 of the General Corporation Law to every shareholders entitled to such notice.

THIRD: That the Board of Directors subsequently approved a ratio of ____.

FOURTH: That said amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law.

[Signature on following page]

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IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this __ day of ________________, 2016.

By: _______________________________________

Title: President and Chief Executive Officer

Name: Isaac Dietrich

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